Exhibit 10.26

AMENDMENT TO HENRY SCHEIN, INC. DEFERRED COMPENSATION PLAN

This amendment to the Henry Schein, Inc. Deferred Compensation Plan, effective as of January 1, 2011 (the “Plan”), is entered into as of December 13, 2011 (the “Amendment”).

WHEREAS, Henry Schein, Inc. (the “Company”) adopted the Plan on January 1, 2011;

WHEREAS, the Company wishes amend the Plan to provide the Company more flexibility in defining the enrollment period each year; and

NOW, THEREFORE, the following amendments, modifications or other changes are hereby made to the Plan:

1.	Section 2.20 (definition of “Enrollment Period”) is hereby amended by adding “, or such other period as determined by the Company” at the end thereof.

2.
The parties hereby agree that to the extent there is any inconsistency in any terms or conditions set forth in the Plan and this Amendment, the terms and conditions of this Amendment shall control.  Additionally, the parties hereby agree that all other terms and conditions of the Plan shall remain in full force and effect, except as modified by this Amendment.  Capitalized terms used herein but not defined herein shall have the meanings set forth in the Plan.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed this 13th day of December, 2011.

Henry Schein, Inc.

By: /s/ Michael S. Ettinger
Name: Michael S. Ettinger
Title: Senior Vice President,
General Counsel & Secretary